EXHIBIT 10.4

ROGERS CORPORATION
AMENDMENT TO THE
AMENDED AND RESTATED
OFFICER SPECIAL SEVERANCE AGREEMENT

WHEREAS, Robert D. Wachob (the “Officer”) is employed by Rogers Corporation, a Massachusetts corporation, (herein referred to as the “Company”) as the Company’s Chief Executive Officer;

WHEREAS, the Officer and the Company (hereinafter referred to collectively as the “Parties”) entered into the Amended and Restated Officer Special Severance Agreement between the Company and Officer, effective as of December 17, 2008 (the “Agreement”),

WHEREAS, the Officer is eligible to receive annual bonuses under the Rogers Corporation Annual Incentive Compensation Plan, as amended (the “AICP”), and there is a possibility that annual bonuses payable under the AICP (the “AICP Bonuses”) may be covered by the Agreement after a Change in Control (as defined in the Agreement);

WHEREAS, the Parties intended that the AICP Bonuses qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Parties have agreed that its in the best interests of the Officer and the Company to amend the Agreement so that any AICP Bonuses payable under the Agreement continue to qualify as performance-based compensation within the meaning of Code Section 162(m).

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and pursuant to the powers and procedures for amendment set forth in Section 15 of the Agreement, the Parties hereby agree to amend the Agreement, effective for AICP Bonuses relating to the 2010 performance period and thereafter, as follows:

1.	Section 4(b) of the Agreement is hereby amended in its entirety to read as follows:

“Pro-Rata Bonus. The Officer shall be entitled to receive a pro-rata portion of the Executive’s annual bonus for the performance year in which the Officer’s Qualifying Termination occurs, payable at the time that annual bonuses are paid to other senior executives, but in no event later than the next following March 15th, determined by multiplying the amount the Officer would have received based upon actual performance had employment continued through the end of the performance year by a fraction, the numerator of which is the number of days during the performance year of termination that the Officer is employed by the Company and the denominator of which is 365.”

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2.	Except as expressly amended by this Amendment, the Agreement in all other respects remains in full force and effect and is hereby confirmed.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be duly executed on this 24th day of March, 2010.

ROGERS CORPORATION

By: /s/ Robert M. Soffer

Its: Vice President and Secretary

OFFICER

By: /s/ Robert D. Wachob
Robert D. Wachob

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